     As filed with the Securities and Exchange Commission on August 19, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  INTERVU INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          33-0680870
   (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                         6815 FLANDERS DRIVE, SUITE 200
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 623-8400
          (Address of principal executive offices, including zip code, and telephone number)

                         1996 STOCK PLAN OF INTERVU INC.
                   THE 1998 STOCK OPTION PLAN OF INTERVU INC.
             EMPLOYEE QUALIFIED STOCK PURCHASE PLAN OF INTERVU INC.
                            (Full title of the plans)


                       HARRY E. GRUBER                                                 Copies to:
                    CHIEF EXECUTIVE OFFICER                                       SCOTT N. WOLFE, ESQ.
                         INTERVU INC.                                               LATHAM & WATKINS
                6815 FLANDERS DRIVE, SUITE 200                                 701 "B" STREET, SUITE 2100
                  SAN DIEGO, CALIFORNIA 92121                                  SAN DIEGO, CALIFORNIA 92101
                        (619) 623-8400                                               (619) 236-1234
   (Name, address, including zip code, and telephone number,
          including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                      Amount           Proposed Maximum     Proposed Maximum          Amount of
             Title of Securities                       to be            Offering Price     Aggregate Offering       Registration
              to be Registered                     Registered(1)           Per Share              Price                  Fee
====================================================================================================================================
Common Stock, $.001 par value                        3,957,737         $0.039 - $19.25(2)   $43,212,391.47(2)         $12,747.66
====================================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the 1996 Stock Plan of InterVU Inc. and The 1998 Stock Option Plan of InterVU Inc.; and (b) the average of the high and low sales prices of the Registrant's Common Stock on August 18, 1998, as reported on the Nasdaq National Market, for shares issuable under The 1998 Stock Option Plan of InterVU Inc. and the Employee Qualified Stock Purchase Plan of InterVU Inc. The following chart shows the calculation of the registration fee:

Type of Shares                                        Number of Shares    Offering Price per Share   Aggregate Offering Price
--------------                                        ----------------    ------------------------   ------------------------
Common Stock issuable pursuant to outstanding              37,157                  $  .039                $     1,449.12
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding             312,064                  $  .278                $    86,753.79
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding              99,902                  $ 1.985                $   198,305.47
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding              73,334                  $ 4.763                $   349,289.84
options under the 1996 Stock Plan of InterVU Inc.

Common Stock issuable pursuant to outstanding                 6,800              $ 7.750              $   52,700.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                15,500              $ 8.250              $  127,875.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding               100,000              $ 8.375              $  837,500.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                20,789              $ 8.625              $  179,305.13
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 1,200              $ 8.688              $   10,425.60
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                17,200              $ 8.750              $  150,500.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                14,000              $ 9.000              $  126,000.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                16,000              $ 9.063              $  145,008.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                28,500              $ 9.125              $  260,062.50
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding               163,478              $ 9.130              $1,492,554.14
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 7,200              $13.625              $   98,100.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding               165,213              $14.125              $2,333,633.63
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 8,000              $15.125              $  121,000.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                50,000              $15.619              $  780,950.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                30,000              $15.750              $  472,500.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                50,000              $17.125              $  856,250.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 2,000              $17.500              $   35,000.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                32,900              $17.625              $  579,862.50
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding               200,000              $18.563              $3,712,600.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 6,500              $19.250              $  125,125.00
options under the 1996 Stock Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 8,000              $11.063              $   88,504.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 5,000              $13.000              $   65,000.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                20,000              $13.500              $  270,000.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                51,000              $14.000              $  714,000.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 4,000              $15.000              $   60,000.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                84,000              $15.313              $1,286,292.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 4,000              $15.438              $   61,752.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 5,000              $15.500              $   77,500.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 6,500              $17.000              $  110,500.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock issuable pursuant to outstanding                 5,000              $17.750              $    88,750.00
options under The 1998 Stock Option Plan of InterVU Inc.
Common Stock available for grant under The 1998           1,807,500             $11.8125              $21,351,093.75
Stock Option Plan of InterVU Inc.
Common Stock available for grant under the Employee         500,000             $11.8125              $ 5,906,250.00
Qualified Stock Purchase Plan of InterVU Inc.

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by InterVU Inc., a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration
Statement:

         (a) The Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 31, 1998 (the "Annual Report on Form 10-K");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the effective date of the Annual Report on Form 10-K; and

         (c) The description of the Company's Common Stock, contained in Registration Statement No. 333-51587 on Form S-1, filed with the Commission on May 1, 1998, together with the amendments thereto filed with the Commission on May 6, 1998, May 20, 1998, June 8, 1998 and June 15, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Certificate and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

         The Company is a party to indemnification agreements with each of its directors and officers. In addition, the form of Underwriting Agreement entered into by the Company in connection with the public offering of 1,380,000 shares of Common Stock, plus over allotments, if any, provides for the indemnification of the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act.

         The Company maintains directors' and officers' liability insurance covering its executive officers and directors. The policies have limits of up to $5,000,000 in the aggregate, subject to retentions of up to $175,000 in the aggregate.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 19, 1998.


                                        InterVU Inc.


                                        By:       /s/    HARRY E. GRUBER
                                            ------------------------------------
                                                       Harry E. Gruber
                                                  Chief Executive Officer and
                                                     Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harry E. Gruber his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                     Title                               Date
               ---------                                     -----                               ----
      /s/   HARRY E. GRUBER                    Chairman of the Board and Chief Executive    August 19, 1998
----------------------------------             Officer (Principal Executive Officer)
            Harry E. Gruber


      /s/   KENNETH L. RUGGIERO                Vice President and Chief Financial Officer   August 19, 1998
----------------------------------            (Principal Financial Officer and Principal
            Kenneth L. Ruggiero                Accounting Officer)


      /s/   EDWARD DAVID                       Director                                     August 19, 1998
----------------------------------
            Edward David

      /s/   MARK DOWLEY                        Director                                     August 19, 1998
----------------------------------
            Mark Dowley

      /s/   ALAN Z. SENTER                     Director                                     August 19, 1998
----------------------------------
            Alan Z. Senter.

      /s/   J. WILLIAM GRIMES                  Vice Chairman                                August 19, 1998
----------------------------------
            J. William Grimes

      /s/   ISAAC WILLIS                       Director                                     August 19, 1998
----------------------------------
            Isaac Willis

                                  EXHIBIT INDEX

EXHIBIT
-------
4.1              1996 Stock Plan of InterVU Inc. (1)

4.2              The 1998 Stock Option Plan of InterVU Inc. (2)

4.3              Employee Qualified Stock Purchase Plan of InterVU Inc. (2)

5.1              Opinion of Latham & Watkins.

23.1             Consent of Ernst & Young LLP, Independent Auditors.

23.2             Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1             Power of Attorney (included on signature page hereto).

(1) Incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement No. 333-33521 on Form S-1 filed with the Commission on October 24, 1997.

(2) Incorporated herein by reference to Amendment No. 2 to the Company's Registration Statement No. 333-51587 on Form S-1 filed with the Commission on May 6, 1998.



                                       8